UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2026
Regional Health Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)
Georgia	001-33135	81-5166048
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
1050 Crown Pointe Parkway
Suite 720
Atlanta, Georgia 30338
(Address of Principal Executive Offices, and Zip Code)
(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2026, Mark Stockslager resigned from his positions as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of Regional Health Properties, Inc. (the “Company”), effective April 6, 2026. Mr. Stockslager’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Stockslager is expected to continue to assist the Company in an advisory capacity for a transition period. No determination has been made at this time as to any changes to Mr. Stockslager’s compensation arrangements in connection with any transition or advisory role. Mr. Stockslager’s existing compensation arrangements are described in Item 11, “Executive Compensation,” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which description is incorporated herein by reference.

Effective April 6, 2026, Brent Morrison, the Company’s Chairman, Chief Executive Officer and President, assumed the responsibilities of the Company’s Principal Financial Officer and Principal Accounting Officer on an interim basis until a successor is appointed. Mr. Morrison’s biographical information and compensation arrangements are described in Item 10, “Directors, Executive Officers and Corporate Governance—Information About Our Executive Officers,” and Item 11, “Executive Compensation,” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and such descriptions are incorporated herein by reference. There have been no changes to Mr. Morrison’s compensation arrangements in connection with his assumption of these additional responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONAL HEALTH PROPERTIES, INC.
Date: April 10, 2026	/s/ Brent Morrison
Brent Morrison
Chairman, Chief Executive Officer and President